UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2011

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2011, at a duly convened meeting of the Board of Directors of Baylake Corp. (the “Company”), the Board adopted an amendment (the “Amendment”) to Article VI of the Company’s bylaws (the “Bylaws”), which became effective immediately upon its adoption.  The Amendment provides that shares of the Company’s stock may be uncertificated and, further, that the Board of Directors of the Company may authorize the issuance of any shares of any of the Company’s classes or series of stock without certificates.  The authorization of uncertificated shares will not affect shares already represented by certificates until the certificates are surrendered to the Company.

The Amendment further clarifies that the Company may issue certificates of shares of the Company’s stock that were signed by an officer, transfer agent or registrar that has ceased to be such officer, transfer agent or registrar prior to issuance of the shares.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	First Amendment to Bylaws of Baylake Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 17, 2011

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amendment to Bylaws of Baylake Corp.